
                                                                                                        EXHIBIT 11

                                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                                        COMPUTATION OF EARNINGS PER SHARE
                            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                 (Amounts in thousands, except per-share amounts)

                                                                      Three Months Ended          Six Months Ended
                                                                                 June 30                   June 30
                                                                  ----------------------    ----------------------
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE                        1997         1996         1997         1996
--------------------------------------------------------------    ---------    ---------    ---------    ---------
Applicable to common shares:
  Income(loss) before extraordinary items                         $ 135,100    $ 158,285    $ 291,400    $ 298,575
  Extraordinary gain(loss), net                                          --           --           --      (29,836)
                                                                  ---------    ---------    ---------    ---------
Earnings(loss) applicable to common stock                         $ 135,100    $ 158,285    $ 291,400    $ 268,739
                                                                  =========    =========    =========    =========
Common shares outstanding at beginning of period                    329,806      319,354      329,228      318,711
Issuance of common shares, weighted average                             224        2,320          583        1,589
Conversions, weighted average options exercised and other               205          143          215          230
Repurchase/cancellation of common shares                                 --           (5)         (81)         (71)
Effect of assumed exercises
  Dilutive effect of exercise of options outstanding and other          358          542          403          395
                                                                  ---------    ---------    ---------    ---------
Weighted average common stock and common stock equivalents          330,593      322,354      330,348      320,854
                                                                  =========    =========    =========    =========

Primary earnings per share:
  Income before extraordinary items                               $     .41    $     .49    $     .88    $     .93
  Extraordinary gain(loss), net                                          --           --           --         (.09)
                                                                  ---------    ---------    ---------    ---------
    Earnings(loss) per common and common equivalent share         $     .41    $     .49    $     .88    $     .84
                                                                  =========    =========    =========    =========
FULLY DILUTED EARNINGS PER SHARE
--------------------------------------------------------------
Earnings(loss) applicable to common stock                         $ 135,100    $ 158,285    $ 291,400    $ 268,739
Dividends applicable to dilutive preferred stock:
  $3.875 preferred stock(a)                                              --       14,634           --           --
  $3.00 preferred stock(a)                                            8,279        8,541       16,819       17,082
                                                                  ---------    ---------    ---------    ---------
                                                                  $ 143,379    $ 181,460    $ 308,219    $ 285,821
                                                                  =========    =========    =========    =========
Common shares outstanding at beginning of period                    329,806      319,354      329,228      318,711
Issuance of common shares, weighted average                             224        2,320          583        1,589
Conversions, weighted average options exercised and other               205          143          215          230
Repurchase/cancellation of common shares                                 --           (5)         (81)         (71)
Effect of assumed conversions and exercises
  Dilutive effect of assumed conversion of preferred stock:
    $3.875 preferred stock(a)                                            --       33,186           --           --
    $3.00 preferred stock(a)                                         34,582       27,070       34,582       27,070
  Dilutive effect of exercise of options outstanding and other          549          543          501          523
                                                                  ---------    ---------    ---------    ---------
Total for computation of fully diluted earnings per share           365,366      382,611      365,028      348,052
                                                                  =========    =========    =========    =========
Fully diluted earnings per share:
  Income before extraordinary items                               $     .39    $     .47    $     .84    $     .91
  Extraordinary gain(loss), net                                          --           --           --         (.09)
                                                                  ---------    ---------    ---------    ---------
    Fully diluted earnings(loss) per common share                 $     .39    $     .47    $     .84    $     .82
                                                                  =========    =========    =========    =========
--------------------------------------------------------------
(a)  Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.